Q2 News Release

Calgary, July 31, 2026	Exhibit 99.1

Imperial announces second quarter 2026 financial and operating results
•Quarterly net income of $2,190 million
•Cash flows from operating activities of $2,704 million and cash flows from operating activities excluding working capital1 of $2,522 million
•Quarterly Upstream production of 414,000 gross oil-equivalent barrels per day
•Kearl quarterly production of 257,000 total gross oil-equivalent barrels per day (182,000 barrels Imperial's share)
•Cold Lake quarterly production of 149,000 gross oil-equivalent barrels per day
•Downstream refinery capacity utilization of 76 percent
•Renewed annual normal course issuer bid to repurchase up to five percent of outstanding common shares; plan to accelerate purchases to complete the program prior to year end

	Second quarter			Six months
millions of Canadian dollars, unless noted	2026	2025	∆I	2026	2025	∆I
Net income (loss) (U.S. GAAP)	2,190	949	+1,241	3,130	2,237	+893
Net income (loss) per common share, assuming dilution (dollars)	4.52	1.86	+2.66	6.46	4.38	+2.08
Capital and exploration expenditures	531	473	+58	1,009	871	+138
Imperial reported estimated net income in the second quarter of $2,190 million, up from net income of $940 million in the first quarter of 2026, primarily driven by higher commodity prices, partially offset by planned turnaround activities.
Quarterly cash flows from operating activities were $2,704 million, up from $756 million generated in the first quarter of 2026. Excluding the impact of working capital1, cash flows from operating activities were $2,522 million, up from $1,239 million in the first quarter of 2026.
"Imperial's advantaged integrated business model delivered strong financial results across all operating segments, Upstream, Downstream and Chemical, while completing significant planned turnaround activity," said John Whelan, chairman, president and chief executive officer.
Upstream production in the quarter averaged 414,000 gross oil-equivalent barrels per day. At Kearl, quarterly total gross production averaged 257,000 barrels per day (182,000 barrels Imperial's share) including the successful execution of the planned turnaround. Cold Lake averaged 149,000 barrels per day including strong performance of the solvent-assisted SAGD technology at Grand Rapids. The company's share of Syncrude production in the quarter averaged 73,000 gross barrels per day.
Downstream throughput in the quarter averaged 331,000 barrels per day, resulting in refinery capacity utilization of 76 percent. Throughput was impacted by planned turnaround work at the Strathcona refinery and unplanned downtime. Petroleum product sales averaged 446,000 barrels per day.
Imperial has updated its refinery throughput and refinery utilization guidance ranges for 2026 from 395,000 - 405,000 barrels per day and 91% - 93% utilization to 370,000 - 380,000 barrels per day and 85% - 88% utilization, to reflect unplanned downtime, and a short-term rail logistic challenge at Strathcona which is targeted to be resolved by year end.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ∙ youtube.com/ImperialOil ∙ x.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

Q2 News Release

During the quarter, Imperial returned $421 million to shareholders through dividend payments and declared a third quarter dividend of 87 cents per share. In June, Imperial renewed its annual normal course issuer bid (NCIB) program allowing the repurchase of up to five percent of its outstanding shares over a 12-month period.
"Having safely completed our heaviest planned turnaround quarter, we anticipate strong volumes and overall performance in the second half of 2026 across our integrated business, supporting robust free cash flow1 generation," said John Whelan. "Consistent with my confidence in that outlook, I am pleased to announce our plan to accelerate our NCIB share repurchases with a target of completing the program prior to year end."

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ∙ youtube.com/ImperialOil ∙ x.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

IMPERIAL OIL LIMITED
Second quarter highlights
•Net income of $2,190 million or $4.52 per share on a diluted basis, up from $949 million or $1.86 per share in the second quarter of 2025.
•Cash flows from operating activities of $2,704 million, up from cash flows from operating activities of $1,465 million in the second quarter of 2025. Cash flows from operating activities excluding working capital1 of $2,522 million, up from $1,413 million in the second quarter of 2025.
•Capital and exploration expenditures totaled $531 million, up from $473 million in the second quarter of 2025.
•The company returned $421 million to shareholders in the second quarter of 2026 through dividends paid.
•Renewed share repurchase program, enabling the purchase of up to five percent of common shares outstanding, a maximum of 24,179,635 shares, during the 12-month period commencing June 29, 2026. Consistent with the company's commitment to return surplus cash to shareholders, Imperial plans to accelerate its share purchases under the NCIB program and anticipates repurchasing all remaining allowable shares prior to year end. Purchase plans may be modified at any time without prior notice.
•Upstream production averaged 414,000 gross oil-equivalent barrels per day, compared to 427,000 gross oil-equivalent barrels per day in the second quarter of 2025, due to lower volumes at Kearl and Syncrude.
•Total gross bitumen production at Kearl averaged 257,000 barrels per day (182,000 barrels Imperial's share), compared to 275,000 barrels per day (195,000 barrels Imperial's share) in the second quarter of 2025, primarily driven by the absence of exceptional high-quality ore grade.
•Gross bitumen production at Cold Lake averaged 149,000 barrels per day, up from 145,000 barrels per day in the second quarter of 2025.
•The company's share of gross production from Syncrude averaged 73,000 barrels per day, compared to 77,000 barrels per day in the second quarter of 2025, primarily driven by extreme rainfall, partially offset by lower unplanned downtime.
•Refinery throughput averaged 331,000 barrels per day, compared to 376,000 barrels per day in the second quarter of 2025. Capacity utilization was 76 percent, compared to 87 percent in the second quarter of 2025. Lower refinery throughput and capacity utilization were primarily due to planned turnaround work at the Strathcona refinery.
•Petroleum product sales were 446,000 barrels per day, compared to 480,000 barrels per day in the second quarter of 2025, aligned with lower throughput related to planned turnaround work at the Strathcona refinery.
•Chemical net income of $65 million in the quarter, up from $21 million in the second quarter of 2025.
•Subsequent to the quarter, a non-binding trilateral Memorandum of Understanding (MOU) was signed between the Government of Canada, the Government of Alberta and the Oil Sands Alliance member companies. The trilateral MOU contemplates a series of regulatory reforms and fiscal measures designed to enhance oil sands competitiveness and support production growth. Advancing the proposed Pathways Project as outlined in the trilateral MOU is subject to, among other things, execution of definitive agreements and regulatory approvals.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Recent business environment

During the second quarter of 2026, the price of crude oil increased relative to the first quarter of 2026, while the Canadian WTI/WCS spread widened slightly. Geopolitical events in the Middle East and increasing supply uncertainty continued to drive volatility in crude oil prices and heavy crude differentials. Industry refining margins improved in the second quarter of 2026, impacted by global product supply disruptions.

Starting in 2025, the United States implemented and adjusted a variety of trade-related measures, including tariffs on certain imports from Canada and several other countries. In response, Canada announced its own retaliatory tariffs. Based on Imperial's assessment of these actions and their effects to date, the company does not expect them to have a material impact on its consolidated financial position, results of operations, or cash flows.

Operating results
Second quarter 2026 vs. second quarter 2025

	Second Quarter
millions of Canadian dollars, unless noted	2026	2025
Net income (loss) (U.S. GAAP)	2,190	949
Net income (loss) per common share, assuming dilution (dollars)	4.52	1.86

Upstream
Net income (loss) factor analysis
millions of Canadian dollars

Price – Average bitumen realizations increased by $29.97 per barrel, primarily driven by higher marker prices, partially offset by a weaker WTI/WCS spread and higher diluent costs. Synthetic crude oil realizations increased by $53.25 per barrel, primarily driven by higher marker prices and an improved Synthetic/WTI spread.
Volume – Lower volumes were primarily driven by lower production at Kearl and Syncrude.

Royalty – Higher royalties were primarily driven by higher commodity prices.

Marker prices and average realizations

	Second Quarter
Canadian dollars, unless noted	2026	2025
West Texas Intermediate (US$ per barrel)	92.69	63.69
Western Canada Select (US$ per barrel)	77.90	53.66
WTI/WCS Spread (US$ per barrel)	14.79	10.03
Bitumen (per barrel)	95.79	65.82
Synthetic crude oil (per barrel)	141.10	87.85
Average foreign exchange rate (US$)	0.72	0.72

IMPERIAL OIL LIMITED
Production

	Second Quarter
thousands of barrels per day	2026	2025
Kearl (Imperial's share)	182	195
Cold Lake	149	145
Syncrude (a)	73	77

Kearl total gross production (thousands of barrels per day)	257	275
(a)In the second quarter of 2026, Syncrude gross production included about 0 thousand barrels per day of bitumen and other products (2025 - 4 thousand barrels per day) that were exported to the operator's facilities using an existing interconnect pipeline.

Lower production at Kearl was driven by the absence of exceptional high-quality ore grade versus the second quarter of 2025.

Lower production at Syncrude was driven by extreme rainfall, partially offset by lower unplanned downtime.

Downstream
Net income (loss) factor analysis
millions of Canadian dollars

Margins – Higher margins primarily reflect improved market conditions.

Other – Primarily due to turnaround impacts of about $190 million partially offset by favourable product mix effects of about $140 million.

Refinery utilization and petroleum product sales

	Second Quarter
thousands of barrels per day, unless noted	2026	2025
Refinery throughput	331	376
Refinery capacity utilization (percent)	76	87
Petroleum product sales	446	480

Lower refinery throughput and capacity utilization were primarily due to planned turnaround impacts.
Lower petroleum product sales were aligned with lower throughput related to planned turnaround work at the Strathcona refinery.
Imperial has updated its refinery throughput and refinery utilization guidance ranges for 2026 from 395,000 - 405,000 barrels per day and 91% - 93% utilization to 370,000 - 380,000 barrels per day and 85% - 88% utilization, to reflect unplanned downtime, and a short-term rail logistic challenge at Strathcona which is targeted to be resolved by year end.

IMPERIAL OIL LIMITED
Chemicals
Net income (loss) factor analysis
millions of Canadian dollars
Margins – Higher margins primarily reflect improved industry polyethylene margins.

Corporate and other

	Second Quarter
millions of Canadian dollars	2026	2025
Net income (loss) (U.S. GAAP)	39	(58)

Current quarter results reflect lower incentive compensation.

Liquidity and capital resources

	Second Quarter
millions of Canadian dollars	2026	2025
Cash flows from (used in):
Operating activities	2,704	1,465
Investing activities	(470)	(472)
Financing activities	(424)	(371)
Increase (decrease) in cash and cash equivalents	1,810	622

Cash and cash equivalents at period end	2,839	2,386

Cash flows from operating activities primarily reflect higher earnings.

Cash flows used in investing activities primarily reflect additions to property, plant, and equipment offset by proceeds from the sale of surplus property in Montreal.

Cash flows used in financing activities primarily reflect:

	Second Quarter
millions of Canadian dollars, unless noted	2026	2025
Dividends paid	421	367
Per share dividend paid (dollars)	0.87	0.72
Share repurchases (a)	—	—
Number of shares purchased (millions) (a)	—	—
(a)The company did not purchase any shares in the second quarter of 2026 and 2025.

On June 23, 2026, the company announced by news release that it had received final approval from the Toronto Stock Exchange for a new normal course issuer bid and will continue its existing share purchase program. Shareholders may obtain a copy of the Notice of Intention to Make a Normal Course Issuer Bid approved by the TSX without charge by contacting the company. The program enables the company to purchase up to a maximum of 24,179,635 common shares during the period June 29, 2026 to June 28, 2027. This maximum includes shares purchased under the normal course issuer bid from ExxonMobil Holdings Corporation. As in the past, ExxonMobil Holdings Corporation has advised the company that it intends to participate to maintain its ownership percentage at approximately 69.6 percent. The program will end should the company purchase the maximum allowable number of shares or otherwise on June 28, 2027. Imperial plans to accelerate its share purchases under the normal course issuer bid program, and anticipates repurchasing all remaining allowable shares prior to year end. Purchase plans may be modified at any time without prior notice.

IMPERIAL OIL LIMITED
Six months 2026 vs. six months 2025

	Six Months
millions of Canadian dollars, unless noted	2026	2025
Net income (loss) (U.S. GAAP)	3,130	2,237
Net income (loss) per common share, assuming dilution (dollars)	6.46	4.38

Upstream
Net income (loss) factor analysis
millions of Canadian dollars

Price – Average bitumen realizations increased by $11.41 per barrel, primarily driven by higher marker prices, partially offset by a weaker WTI/WCS spread and higher diluent costs. Synthetic crude oil realizations increased by $25.72 per barrel, primarily driven by higher marker prices and an improved Synthetic/WTI spread.

Volume – Lower volumes were primarily driven by lower production at Kearl and Syncrude.

Royalty – Higher royalties were primarily driven by higher commodity prices.

Other – Primarily due to unfavourable foreign exchange impacts of about $100 million and higher operating costs of about $100 million, primarily related to Syncrude.

Marker prices and average realizations

	Six Months
Canadian dollars, unless noted	2026	2025
West Texas Intermediate (US$ per barrel)	82.77	67.52
Western Canada Select (US$ per barrel)	68.19	56.25
WTI/WCS Spread (US$ per barrel)	14.58	11.27
Bitumen (per barrel)	81.91	70.50
Synthetic crude oil (per barrel)	118.86	93.14
Average foreign exchange rate (US$)	0.73	0.71

Production

	Six Months
thousands of barrels per day	2026	2025
Kearl (Imperial's share)	183	189
Cold Lake	152	150
Syncrude (a)	73	75

Kearl total gross production (thousands of barrels per day)	258	266
(a)In 2026, Syncrude gross production included about 4 thousand barrels per day of bitumen and other products (2025 - 3 thousand barrels per day) that were exported to the operator's facilities using an existing interconnect pipeline.

IMPERIAL OIL LIMITED
Downstream
Net income (loss) factor analysis
millions of Canadian dollars

Margins – Higher margins primarily reflect improved market conditions.

Other – Primarily due to favourable product mix effects of about $230 million partially offset by turnaround impacts of about $190 million.

Refinery utilization and petroleum product sales

	Six Months
thousands of barrels per day, unless noted	2026	2025
Refinery throughput	358	387
Refinery capacity utilization (percent)	82	89
Petroleum product sales	444	468

Lower refinery throughput and capacity utilization were primarily due to planned turnaround impacts.
Lower petroleum product sales were aligned with lower throughput related to planned turnaround work at the Strathcona refinery.
Imperial has updated its refinery throughput and refinery utilization guidance ranges for 2026 from 395,000 - 405,000 barrels per day and 91% - 93% utilization to 370,000 - 380,000 barrels per day and 85% - 88% utilization, to reflect unplanned downtime, and a short-term rail logistic challenge at Strathcona which is targeted to be resolved by year end.

Chemicals
Net income (loss) factor analysis
millions of Canadian dollars
Margins – Higher margins primarily reflect improved industry polyethylene margins.

IMPERIAL OIL LIMITED
Corporate and other

	Six Months
millions of Canadian dollars	2026	2025
Net income (loss) (U.S. GAAP)	(126)	(116)

Liquidity and capital resources

	Six Months
millions of Canadian dollars	2026	2025
Cash flows from (used in):
Operating activities	3,460	2,992
Investing activities	(920)	(849)
Financing activities	(843)	(736)
Increase (decrease) in cash and cash equivalents	1,697	1,407

Cash flows from operating activities primarily reflect higher earnings partially offset by unfavourable working capital impacts.

Cash flows used in investing activities primarily reflect additions to property, plant, and equipment partially offset by proceeds from the sale of surplus property in Montreal.

Cash flows used in financing activities primarily reflect:

	Six Months
millions of Canadian dollars, unless noted	2026	2025
Dividends paid	771	674
Per share dividend paid (dollars)	1.59	1.32
Share repurchases (a)	—	—
Number of shares purchased (millions) (a)	—	—
(a)The company did not purchase any shares during the six months ended June 30, 2026 and 2025.

Key financial and operating data follow.

IMPERIAL OIL LIMITED
Forward-looking statements

Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans, are forward-looking statements. Similarly, discussion of roadmaps or future plans related to carbon capture, transportation and storage, biofuel, hydrogen, and other future plans to reduce emissions and emission intensity of the company, its affiliates and third parties are dependent on future market factors, such as continued technological progress, policy support and timely rule-making and permitting, and represent forward-looking statements. Forward-looking statements can be identified by words such as believe, anticipate, intend, propose, plan, goal, seek, estimate, expect, future, continue, likely, may, should, will and similar references to future periods. Forward-looking statements in this report include, but are not limited to, references to purchases under the normal course issuer bid and plans to accelerate purchases to complete the program prior to year end; the company’s updated Downstream refinery throughput and capacity utilization guidance for 2026; company performance in the second half of the year; the target date to resolve short-term rail logistic challenges at Strathcona; the company’s anticipation that strong volumes in the second half of 2026 across its integrated business will support robust free cash flow; the company’s commitment to return surplus cash to shareholders; the potential for regulatory reforms and fiscal measures designed to enhance oil sands competitiveness and support production growth arising from the trilateral MOU signed between the Government of Canada, the Government of Alberta and the Oil Sands Alliance member companies; opportunities to increase production from operated Upstream assets, including opportunities involving new solvent technologies; and, the impact on the company of trade-related actions.

Forward-looking statements are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning, future energy demand, supply and mix; production rates, growth and mix across various assets; project plans, timing, costs, technical evaluations and capacities and the company’s ability to effectively execute on these plans and operate its assets; the adoption and impact of new facilities or technologies on reductions to greenhouse gas emissions intensity, including but not limited to technologies using solvents to replace energy intensive steam at Cold Lake, Strathcona renewable diesel, carbon capture and storage including in connection with hydrogen for the renewable diesel project, recovery technologies and efficiency projects, and any changes in the scope, terms, or costs of such projects; for shareholder returns, assumptions such as cash flow forecasts, financing sources and capital structure, participation of the company’s majority shareholder in the normal course issuer bid, and the results of periodic and ongoing evaluation of alternate uses of capital; the amount and timing of emissions reductions, including the impact of lower carbon fuels; the degree and timeliness of support that will be provided by policymakers and other stakeholders for various new technologies such as carbon capture and storage; receipt of regulatory and third-party approvals in a timely manner, especially with respect to large scale emissions reduction projects; availability and performance of third-party service providers, including ExxonMobil global capability centres and other service providers located outside of Canada; Strathcona rail logistics challenges; maintenance and turnaround activity and cost; refinery utilization and product sales; applicable laws and government policies, including with respect to climate change, greenhouse gas emissions reductions and low carbon fuels; regulatory reforms and fiscal measures designed to enhance oil sands competitiveness and support production growth; the ability to offset any ongoing or renewed inflationary pressures; capital and environmental expenditures; cash generation, financing sources and capital structure, such as dividends and shareholder returns, including the timing and amounts of share repurchases; and commodity prices, foreign exchange rates and general market conditions, could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for oil, natural gas, petroleum and petrochemical products, feedstocks and other market factors, economic conditions and seasonal fluctuations and resulting demand, price, differential and margin impacts, including Canadian and foreign government action with respect to supply levels, prices, trade tariffs, trade sanctions or trade controls, disruptions, realignment or breaking of trade alliances or agreements or a broader breakdown in global trade, and disruptions in military alliances or wars; political or regulatory events, including changes in law or government policy, applicable royalty rates, and tax laws; third-party opposition to company and service provider operations, projects and infrastructure; competition from alternative energy sources, other emission reduction technologies, and established competitors in such markets; availability and allocation of capital; the receipt, in a timely manner, of regulatory and third-party approvals, including for new technologies relating to the company’s lower emissions business activities; failure, delay, reduction, revocation or uncertainty regarding supportive policy and market development for the adoption of emerging lower emission energy technologies and other technologies that support emissions reductions; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; unanticipated technical or operational disruptions or difficulties;

IMPERIAL OIL LIMITED
project management and schedules and timely completion of projects; the results of research programs and new technologies, including with respect to greenhouse gas emissions, and the ability to bring new technologies to scale on a commercially competitive basis, and the competitiveness of alternative energy and other emission reduction technologies; availability and performance of third-party service providers, including ExxonMobil global capability centres and other service providers located outside of Canada; environmental risks inherent in oil and gas exploration and production activities; effectiveness of company risk management programs and emergency response preparedness; operational hazards and risks; cybersecurity incidents including incidents caused by actors employing emerging technologies such as artificial intelligence; currency exchange rates; general economic conditions, including continued or renewed inflation and the occurrence and duration of economic recessions or downturns; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Forward-looking and other statements regarding Imperial's environmental, social and other sustainability efforts and aspirations are not an indication that these statements are material to investors or require disclosure in the company's filings with securities regulators. In addition, historical, current and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making. Individual projects or opportunities may advance based on a number of factors, including availability of stable and supportive policy, permitting, technological advancement for cost-effective abatement, insights from the company planning process, and alignment with partners and other stakeholders.

In this release all dollar amounts are expressed in Canadian dollars unless otherwise stated. This release should be read in conjunction with Imperial’s most recent Form 10-K. Note that numbers may not add due to rounding.

The term "project" as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

In this release, unless the context otherwise indicates, reference to "the company" or "Imperial" includes Imperial Oil Limited and its subsidiaries.

IMPERIAL OIL LIMITED

	Attachment I

	Second Quarter		Six Months
millions of Canadian dollars, unless noted	2026	2025	2026	2025

Net income (loss) (U.S. GAAP)
Total revenues and other income	16,062	11,232	28,508	23,749
Total expenses	13,202	9,988	24,416	20,817
Income (loss) before income taxes	2,860	1,244	4,092	2,932
Income taxes	670	295	962	695
Net income (loss)	2,190	949	3,130	2,237

Net income (loss) per common share (dollars)	4.53	1.86	6.47	4.39
Net income (loss) per common share - assuming dilution (dollars)	4.52	1.86	6.46	4.38

Other financial data
Gain (loss) on asset sales, after-tax	49	1	56	10

Total assets at June 30			47,863	44,178

Total debt at June 30			3,988	4,002

Shareholders' equity at June 30			24,543	24,999

Dividends declared on common stock
Total	420	366	841	733
Per common share (dollars)	0.87	0.72	1.74	1.44

Millions of common shares outstanding
At June 30			483.6	509.0
Average - assuming dilution	484.9	510.3	484.9	510.2

IMPERIAL OIL LIMITED

	Attachment II

	Second Quarter		Six Months
millions of Canadian dollars	2026	2025	2026	2025

Total cash and cash equivalents at period end	2,839	2,386	2,839	2,386

Operating activities
Net income (loss)	2,190	949	3,130	2,237
Adjustments for non-cash items:
Depreciation and depletion (includes impairments)	511	478	1,031	1,009
(Gain) loss on asset sales	(56)	(1)	(64)	(11)
Deferred income taxes and other	(40)	—	(386)	(31)
Changes in operating assets and liabilities	182	52	(301)	(181)
All other items - net	(83)	(13)	50	(31)
Cash flows from (used in) operating activities	2,704	1,465	3,460	2,992

Investing activities
Additions to property, plant and equipment	(530)	(471)	(1,005)	(869)
Proceeds from asset sales	58	2	67	13
Additional investments	—	(4)	—	(4)
Loans to equity companies - net	2	1	18	11
Cash flows from (used in) investing activities	(470)	(472)	(920)	(849)
Cash flows from (used in) financing activities	(424)	(371)	(843)	(736)

IMPERIAL OIL LIMITED

	Attachment III

	Second Quarter		Six Months
millions of Canadian dollars	2026	2025	2026	2025

Net income (loss) (U.S. GAAP)
Upstream	1,299	664	1,769	1,395
Downstream	787	322	1,398	906
Chemical	65	21	89	52
Corporate and other	39	(58)	(126)	(116)
Net income (loss)	2,190	949	3,130	2,237

Revenues and other income
Upstream	5,498	3,784	9,519	8,242
Downstream	17,850	12,427	31,760	26,446
Chemical	447	356	783	728
Eliminations / Corporate and other	(7,733)	(5,335)	(13,554)	(11,667)
Revenues and other income	16,062	11,232	28,508	23,749

Purchases of crude oil and products
Upstream	2,170	1,369	3,889	3,231
Downstream	15,936	10,952	27,998	22,939
Chemical	277	240	503	493
Eliminations / Corporate and other	(7,742)	(5,346)	(13,571)	(11,692)
Purchases of crude oil and products	10,641	7,215	18,819	14,971

Production and manufacturing
Upstream	1,220	1,127	2,456	2,303
Downstream	542	466	1,005	923
Chemical	54	62	106	113
Eliminations / Corporate and other	3	9	6	11
Production and manufacturing	1,819	1,664	3,573	3,350

Selling and general
Upstream	—	—	—	—
Downstream	195	175	375	349
Chemical	19	20	41	42
Eliminations / Corporate and other	(70)	56	125	119
Selling and general	144	251	541	510

Capital and exploration expenditures
Upstream	359	353	721	619
Downstream	125	90	216	178
Chemical	28	1	31	4
Corporate and other	19	29	41	70
Capital and exploration expenditures	531	473	1,009	871
Exploration expenses charged to Upstream income included above	1	—	4	2

IMPERIAL OIL LIMITED

	Attachment IV

Operating statistics	Second Quarter		Six Months
	2026	2025	2026	2025

Gross crude oil production (thousands of barrels per day)
Kearl	182	195	183	189
Cold Lake	149	145	152	150
Syncrude (a)	73	77	73	75
Conventional	4	5	4	4
Total crude oil production	408	422	412	418

Gross natural gas production (millions of cubic feet per day)	35	28	30	29

Gross oil-equivalent production (b)	414	427	417	423
(thousands of oil-equivalent barrels per day)

Net crude oil production (thousands of barrels per day)
Kearl	165	185	170	177
Cold Lake	113	120	116	121
Syncrude (a)	65	68	62	65
Conventional	4	4	4	4
Total crude oil production	347	377	352	367

Net natural gas production (millions of cubic feet per day)	35	27	30	29

Net oil-equivalent production (b)	353	382	357	372
(thousands of oil-equivalent barrels per day)

Kearl blend sales (thousands of barrels per day)	253	271	257	265
Cold Lake blend sales (thousands of barrels per day)	195	193	201	200

Average realizations (Canadian dollars)
Bitumen (per barrel)	95.79	65.82	81.91	70.50
Synthetic crude oil (per barrel)	141.10	87.85	118.86	93.14
Conventional crude oil (per barrel)	85.52	39.31	69.65	44.17

Refinery throughput (thousands of barrels per day)	331	376	358	387
Refinery capacity utilization (percent)	76	87	82	89

Petroleum product sales (thousands of barrels per day)
Gasolines	212	225	212	220
Heating, diesel and jet fuels	167	186	168	180
Lube oils and other products	44	46	47	49
Heavy fuel oils	23	23	17	19
Net petroleum products sales	446	480	444	468
Petrochemical sales (thousands of tonnes)	163	186	343	351
(a)Syncrude gross and net production included bitumen and other products that were exported to the operator’s facilities using an existing interconnect pipeline.

Gross bitumen and other products production (thousands of barrels per day)	—	4	4	3
Net bitumen and other products production (thousands of barrels per day)	—	4	3	3
(b)Gas converted to oil-equivalent at six million cubic feet per one thousand barrels.

IMPERIAL OIL LIMITED

	Attachment V

		Net income (loss) per
	Net income (loss) (U.S. GAAP)	common share - diluted (a)
	millions of Canadian dollars	Canadian dollars

2022
First Quarter	1,173	1.75
Second Quarter	2,409	3.63
Third Quarter	2,031	3.24
Fourth Quarter	1,727	2.86
Year	7,340	11.44

2023
First Quarter	1,248	2.13
Second Quarter	675	1.15
Third Quarter	1,601	2.76
Fourth Quarter	1,365	2.47
Year	4,889	8.49

2024
First Quarter	1,195	2.23
Second Quarter	1,133	2.11
Third Quarter	1,237	2.33
Fourth Quarter	1,225	2.37
Year	4,790	9.03

2025
First Quarter	1,288	2.52
Second Quarter	949	1.86
Third Quarter	539	1.07
Fourth Quarter	492	1.00
Year	3,268	6.48

2026
First Quarter	940	1.94
Second Quarter	2,190	4.52
Year	3,130	6.46
(a)Computed using the average number of shares outstanding during each period. The sum of the quarters presented may not add to the year total.

IMPERIAL OIL LIMITED
Attachment VI

Non-GAAP financial measures and other specified financial measures
Certain measures included in this document are not prescribed by U.S. Generally Accepted Accounting Principles (GAAP). These measures constitute "non-GAAP financial measures" under Securities and Exchange Commission Regulation G and Item 10(e) of Regulation S-K, and "specified financial measures" under National Instrument 52-112 Non-GAAP and Other Financial Measures Disclosure of the Canadian Securities Administrators.
Reconciliation of these non-GAAP financial measures to the most comparable GAAP measure, and other information required by these regulations, have been provided. Non-GAAP financial measures and specified financial measures are not standardized financial measures under GAAP and do not have a standardized definition. As such, these measures may not be directly comparable to measures presented by other companies, and should not be considered a substitute for GAAP financial measures.
Cash flows from (used in) operating activities excluding working capital
Cash flows from (used in) operating activities excluding working capital is a non-GAAP financial measure that is the total cash flows from operating activities less the changes in operating assets and liabilities in the period. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. Management believes it is useful for investors to consider these numbers in comparing the underlying performance of the company’s business across periods when there are significant period-to-period differences in the amount of changes in working capital. Changes in working capital is equal to “Changes in operating assets and liabilities” as disclosed in the company’s Consolidated statement of cash flows and in Attachment II of this document. This measure assesses the cash flows at an operating level, and as such, does not include proceeds from asset sales as defined in Cash flows from operating activities and asset sales in the Frequently Used Terms section of the company’s annual Form 10-K.
Reconciliation of cash flows from (used in) operating activities excluding working capital

	Second Quarter		Six Months
millions of Canadian dollars	2026	2025	2026	2025
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	2,704	1,465	3,460	2,992

Less changes in working capital
Changes in operating assets and liabilities	182	52	(301)	(181)
Cash flows from (used in) operating activities excl. working capital	2,522	1,413	3,761	3,173

IMPERIAL OIL LIMITED
Free cash flow
Free cash flow is a non-GAAP financial measure that is cash flows from operating activities less additions to property, plant and equipment and equity company investments plus proceeds from asset sales. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. This measure is used to evaluate cash available for financing activities (including but not limited to dividends and share purchases) after investment in the business.
Reconciliation of free cash flow

	Second Quarter		Six Months
millions of Canadian dollars	2026	2025	2026	2025
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	2,704	1,465	3,460	2,992

Cash flows from (used in) investing activities
Additions to property, plant and equipment	(530)	(471)	(1,005)	(869)
Proceeds from asset sales	58	2	67	13
Additional investments	—	(4)	—	(4)
Loans to equity companies - net	2	1	18	11
Free cash flow	2,234	993	2,540	2,143
Net income (loss) excluding identified items
Net income (loss) excluding identified items is a non-GAAP financial measure that is total net income (loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $100 million in a given quarter. Net income (loss) excluding identified items per common share is a non-GAAP ratio which is calculated by dividing Net income (loss) excluding identified items by the weighted-average number of common shares outstanding, assuming dilution. The net income (loss) impact of an identified item for an individual segment in a given quarter may be less than $100 million when the item impacts several periods or several segments. Net income (loss) excluding identified items does include non-operational earnings events or impacts that are generally below the $100 million threshold utilized for identified items. The most directly comparable financial measure that is disclosed in the financial statements is "Net income (loss)" within the company’s Consolidated statement of income. Management uses these figures to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events from business results. The company believes this view provides investors increased transparency into business results and trends, and provides investors with a view of the business as seen through the eyes of management. Net income (loss) excluding identified items is not meant to be viewed in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. All identified items are presented on an after-tax basis.
Reconciliation of net income (loss) excluding identified items
There were no identified items in the second quarter or year-to-date 2026 and 2025 periods.

IMPERIAL OIL LIMITED
Cash operating costs (cash costs)
Cash operating costs is a non-GAAP financial measure that consists of total expenses, less purchases of crude oil and products, federal excise taxes and fuel charge, financing, and costs that are non-cash in nature, including depreciation and depletion, and non-service pension and postretirement benefit. The components of cash operating costs include "Production and manufacturing", "Selling and general" and "Exploration" from the company’s Consolidated statement of income, and as disclosed in Attachment III of this document. The sum of these income statement lines serves as an indication of cash operating costs and does not reflect the total cash expenditures of the company. The most directly comparable financial measure that is disclosed in the financial statements is "Total expenses" within the company’s Consolidated statement of income. This measure is useful for investors to understand the company’s efforts to optimize cash through disciplined expense management.
Reconciliation of cash operating costs

	Second Quarter		Six Months
millions of Canadian dollars	2026	2025	2026	2025
From Imperial's Consolidated statement of income
Total expenses	13,202	9,988	24,416	20,817
Less:
Purchases of crude oil and products	10,641	7,215	18,819	14,971
Federal excise taxes and fuel charge	70	372	418	964
Depreciation and depletion (includes impairments)	511	478	1,031	1,009
Non-service pension and postretirement benefit	2	6	5	11
Financing	14	2	25	—
Cash operating costs	1,964	1,915	4,118	3,862
Components of cash operating costs

	Second Quarter		Six Months
millions of Canadian dollars	2026	2025	2026	2025
From Imperial's Consolidated statement of income
Production and manufacturing	1,819	1,664	3,573	3,350
Selling and general	144	251	541	510
Exploration	1	—	4	2
Cash operating costs	1,964	1,915	4,118	3,862
Segment contributions to total cash operating costs

	Second Quarter		Six Months
millions of Canadian dollars	2026	2025	2026	2025
Upstream	1,221	1,127	2,460	2,305
Downstream	737	641	1,380	1,272
Chemicals	73	82	147	155
Eliminations / Corporate and other	(67)	65	131	130
Cash operating costs	1,964	1,915	4,118	3,862

IMPERIAL OIL LIMITED
Unit cash operating costs (unit cash costs)
Unit cash operating costs is a non-GAAP ratio. Unit cash operating costs (unit cash costs) is calculated by dividing cash operating costs by total gross oil-equivalent production, and is calculated for the Upstream segment, as well as the major Upstream assets. Cash operating costs is a non-GAAP financial measure and is disclosed and reconciled above. This measure is useful for investors to understand the expense management efforts of the company’s major assets as a component of the overall Upstream segment. Unit cash operating cost, as used by management, does not directly align with the definition of “Average unit production costs” as set out by the U.S. Securities and Exchange Commission (SEC), and disclosed in the company’s SEC Form 10-K.
Components of unit cash operating costs

	Second Quarter
	2026				2025
millions of Canadian dollars	Upstream (a)	Kearl	Cold Lake	Syncrude	Upstream (a)	Kearl	Cold Lake	Syncrude
Production and manufacturing	1,220	494	290	384	1,127	465	272	329
Selling and general	—	—	—	—	—	—	—	—
Exploration	1	—	—	—	—	—	—	—
Cash operating costs	1,221	494	290	384	1,127	465	272	329

Gross oil-equivalent production	414	182	149	73	427	195	145	77
(thousands of barrels per day)

Unit cash operating cost ($/oeb)	32.41	29.83	21.39	57.81	29.00	26.20	20.61	46.95
USD converted at the quarterly average forex 2026 US$0.72; 2025 US$0.72	23.34	21.48	15.40	41.62	20.88	18.86	14.84	33.80
Components of unit cash operating costs

	Six Months
	2026				2025
millions of Canadian dollars	Upstream (a)	Kearl	Cold Lake	Syncrude	Upstream (a)	Kearl	Cold Lake	Syncrude
Production and manufacturing	2,456	981	569	797	2,303	949	557	682
Selling and general	—	—	—	—	—	—	—	—
Exploration	4	—	—	—	2	—	—	—
Cash operating costs	2,460	981	569	797	2,305	949	557	682

Gross oil-equivalent production	417	183	152	73	423	189	150	75
(thousands of barrels per day)

Unit cash operating cost ($/oeb)	32.59	29.62	20.68	60.32	30.11	27.74	20.52	50.24
USD converted at the YTD average forex 2026 US$0.73; 2025 US$0.71	23.79	21.62	15.10	44.03	21.38	19.70	14.57	35.67
(a)Upstream includes Imperial's share of Kearl, Cold Lake, Syncrude and other.